BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE
                                                    For The Three
                                                     Months Ended
                                                       March 31,
                                                   1996          1995
                                                  (In thousands except
                                                     per share data)
   Net earnings per common and common
    equivalent share:
     Weighted average number of shares of
      Common Stock, Class A Common Stock
      and Class B Common Stock outstanding        24,191        26,089

     Additional shares assuming exercise of
      dilutive stock options - based on
      treasury stock method using average
      market price                                   110           118
                                                 -------       -------
     AVERAGE NUMBER OF COMMON AND COMMON
      EQUIVALENT SHARES                           24,301        26,207
                                                 =======       =======
     Net earnings                                $15,866       $19,579
                                                 =======       =======
     Net earnings per common and common
      equivalent share                              0.65         $0.75
                                                 =======       =======
   Net earnings per common share assuming
    full dilution:
     Weighted average shares outstanding          24,191        26,089

     Additional shares assuming exercise
      of dilutive stock options - based
      on the treasury stock method using
      the month-end price if higher than
      the average market price                       111           118
                                                 -------       -------
     FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT SHARES         24,302        26,207
                                                 =======       =======
     Net earnings                                $15,866       $19,579
                                                 =======       =======
     Net earnings per common and common
      equivalent share                             $0.65         $0.75
                                                 =======       =======